Exhibit 10.26
EXECUTION COPY
FIRST AMENDMENT TO SUBORDINATION AND INTERCREDITOR AGREEMENT
Dated as of June 22, 2006
     This FIRST AMENDMENT TO SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Amendment”) is among TCH FUNDING CORP. (“TCH”), TENSAR HOLDINGS, INC. (“Tensar Holdings”) and TCO FUNDING CORP. (“TCO”).
PRELIMINARY STATEMENTS:
     A. TCH, Tensar Holdings and TCO entered into the Subordination and Intercreditor Agreement, dated as of October 31, 2005 (as amended, supplemented or otherwise modified from time to time, the “Subordination and Intercreditor Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Subordination and Intercreditor Agreement and, if note defined therein, in the First Lien Credit Agreement;
     B. Tensar has requested that up to $90,000,000 in additional financing obligations be provided under Lease/Purchase Facilities Documents (such Lease/Purchase Facilities Documents, as amended and restated, and as amended, modified or otherwise supplemented from time to time, the “Amended and Restated Lease/Purchase Facilities Documents” and collectively with the Second Lien Commodities Purchase Facility Documents, the “Amended Senior Documents”); and
     C. It is a condition precedent to the effectiveness of the Amended Senior Documents that TCH, Tensar Holdings and TCO enter into this Amendment.
     1. Amendments. Subject to the satisfaction of the conditions set forth in Section 3 hereof:
          (a) Section 1 of the Subordination and Intercreditor Agreement is hereby amended to add the following new defined terms in appropriate alphabetical order:
“Amendment Effective Date” shall mean June 22, 2006.
“Luxco Commodities Purchase Agreement” shall mean the Luxco Murabaha Facility Agreement, dated as of the Amendment Effective Date, among Tensar Holdings, Luxco, TCO Funding Corp., and Credit Suisse, as administrative agent, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.
“Luxco” shall mean TTC Holdings S.àr.r.l., a private limited liability company (société a responsabilité limitée) registered with the Luxembourg Register of Commerce and Companies.
          (b) The definition of “Lease/Purchase Facilities Documents” in Section 1 of the Subordination and Intercreditor Agreement is hereby amended to insert the words “Luxco Commodities Purchase Agreement,” immediately before the words “Lease Agreement”.

          (c) The defined term “Senior Obligations” in Section 1 of the Subordination and Intercreditor Agreement is hereby amended to delete the amount “$261,000,000” in section (b)(i) of such definition, and to insert the amount “$351,000,000” in place thereof.
          (d) Section 2.7 of the Subordination and Intercreditor Agreement is hereby amended to insert the words “, Luxco Commodities Purchase Agreement” immediately following the words “Working Capital Murabaha Facility Agreement”.
     2. Confirmation and Consent. TCH and Tensar Holdings each hereby confirms that each has consented to the terms of the Amended Senior Documents and that all extensions of credit thereunder (including the additional extensions of credit provided thereunder) shall be Senior Obligations, subject to the terms of the Subordination and Intercreditor Agreement, as amended hereby.
     3. Conditions to Effectiveness. The amendments contained in Section 1 of this Amendment will become effective upon the receipt by Tensar Holdings, TCH and TCO of counterparts of this Amendment signed by each of TCO, TCH and Tensar Holdings.
     4. Reference to and Effect on Subordination and Intercreditor Agreement.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Subordination and Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof or words of like import referring to such Subordination and Intercreditor Agreement (or “thereunder”, “thereof or words of like import referring to such Subordination and Intercreditor Agreement), shall mean and be a reference to such Subordination and Intercreditor Agreement as amended hereby.
          (b) Except as specifically amended by this Amendment, the Subordination and Intercreditor Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment, as the case may be.
     6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

TCO Funding Corp.

By:	/s/ John M. DeMilt Name: John M. DeMilt Title: Vice President

TCH Funding Corp.

By:	/s/ John M. DeMilt Name: John M. DeMilt Title: Vice President

Tensar Holdings, Inc.

By:	/s/ Philip D. Egan
Name: Philip D. Egan Title: CEO and President

[FIRST AMENDMENT TO TENSAR SUBORDINATION AND INTERCREDITOR AGREEMENT]